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                                                                    Exhibit 10.4

                            NONCOMPETITION AGREEMENT



     This Noncompetition Agreement (the "Agreement") is entered into as of July 31, 1996, by and among Teletouch Communications, Inc., a Delaware corporation ("Teletouch"), Dave Fant Company, an Oklahoma corporation ("Fant"), and the sole shareholder of Fant listed on the signature page hereof (the "Shareholder").

                              W I T N E S S E T H:

     WHEREAS, Teletouch and Fant are parties to that certain Asset Purchase Agreement dated as of April 11, 1996, (the "Asset Purchase Agreement") pursuant to which Teletouch will purchase substantially all of the assets and business of Fant; and

     WHEREAS, the Shareholder owns all of the issued and outstanding capital stock of Fant and as such shall be the primary beneficiary of the sale of the assets and business of Fant; and

     WHEREAS, pursuant to the Asset Purchase Agreement, the execution and delivery of this Agreement are to occur contemporaneously with the consummation of the trans actions contemplated by the Asset Purchase Agreement;

     NOW, THEREFORE, in connection with the consummation of the transactions contemplated by the Asset Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties hereby agree as follows:

     1.   Agreement Not to Compete.
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          1.1. Business of Company; Shareholder's Knowledge.  In connection with
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the business of Fant, Fant has developed and perfected business plans and procedures, marketing plans and techniques and other procedures, methods, and processes used in connection with its business, and has also developed a list of clients and customers with significant repeat business, all of which are critical to the financial success of Fant in part because of the specialized nature of the business and the locales and markets serviced by Fant. During the Shareholder's association with Fant as an officer, director, shareholder
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and/or employee, the Shareholder has become familiar with the nature of Fant's business, its customers, and with the special techniques, procedures and methods previously referenced.


          1.2. Term and Restricted Activities.
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               (a)  In consideration of the foregoing and the purchase of the assets and business of Fant by Teletouch, Fant and the Shareholder hereby agrees that for the five (5) year period beginning on the date hereof (the "Term"), Fant and the Shareholder shall not, directly or indirectly, for its or his own account or for the account of others, as an officer, director, stockholder, owner, partner, employee, promoter, consultant, manager, advisor or otherwise, participate in the promotion, financing, ownership, or management of, any business which offers any of the same products or services presently offered by, or pursues any activities constituting or resembling the business of Fant within the State of Oklahoma and the State of Arkansas (the "Restricted Area"); provided, however, that either Fant or the Shareholder may own collectively up to five percent (5%) of the outstanding publicly-held securities of a publicly -held corporation which offers such products or services as a passive investment so long as neither Fant or the Shareholder participates in the management or control of such corporation.

               (b) Fant and the Shareholder agree during the Term not to solicit in any manner any business from any person or entity that was a customer of Fant or is now or becomes a customer of Teletouch if such business involves providing any of the same or similar products or services in the Restricted Area as constituted the business of Fant. Fant and the Shareholder specifically acknowledge that Fant's business is regional in scope and is currently contained in the Restricted Area. For a period of two (2) years, Fant and the Shareholder agree not to solicit the full-time employment of the current employees of Teletouch or those employees of Fant who became employed by Teletouch after the purchase of the assets of Fant by Teletouch in accordance with the Asset Purchase Agreement.

     2.   Payments to the Shareholder. At the Closing (as such term is defined
          ---------------------------
in the Asset Purchase Agreement) of the transactions contemplated in the Asset Purchase Agreement, and on the date hereof, Teletouch has paid and Fant, on behalf of itself and the Shareholder, has accepted as full compensation for all covenants contained herein, the sum

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of $50,000 paid by wire transfer to an account designated by Fant.

          3.   Remedies.  In the event of a breach of Fant's or the
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Shareholder's covenant not to compete, it is understood and agreed that
Teletouch shall be entitled to injunctive relief as well as any and all other applicable remedies at law and in equity available to such party. Fant is the recipient of consideration under the Asset Purchase Agreement, and the Shareholder is the beneficiary thereof, substantially in excess of the consideration hereunder; Fant and the Shareholder therefore acknowledge that any damages that Teletouch suffers due to a breach of this Agreement shall not be limited to the consideration received hereunder. If a court of competent jurisdiction should declare this covenant not to compete unenforceable, in whole or in part, due to any unreasonable restriction of duration and/or geographical area, then the parties hereto acknowledge and agree that such a court of law or equity shall have the express authority of the parties to this Agreement to reform this covenant not to compete to a reasonable restriction and/or to grant Teletouch any and all other relief, at law or in equity, reasonably necessary to protect their respective interests. Fant and the Shareholder expressly covenant and acknowledge that it or he considers this restrictive covenant reasonable.

          4.   Notices.  Any notice, request, instruction, correspondence or
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other document to be given hereunder by either party to the other (herein collectively called "Notice") shall be in writing and delivered in person or by courier service requiring acknowledgment of receipt of delivery or mailed by certified mail, postage prepaid and return receipt requested, or by telecopier, as follows:

               If to the Shareholder or Fant, addressed to:

                         Mr. David W. Fant
                         113 SW141
                         Oklahoma City, Oklahoma 73170

               If to Teletouch, addressed to:

                         Teletouch Communications, Inc.
                         1000 Louisiana, Suite 600
                         Houston, Texas  77002


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                         Attention:  Mr. Robert M. McMurrey
                         Telecopy:  (713) 650-3351

Notice given by personal delivery, courier service or mail shall be effective upon actual receipt. Notice given by telecopier shall be confirmed by appropriate answer back and shall be effective upon actual receipt if received during the recipient's normal business hours, or at the beginning of the recipient's next business day after receipt if not received during the recipient's normal business hours. All Notices by telecopier shall be confirmed promptly after transmission in writing by certified mail or personal delivery. Any party may change any address to which Notice is to be given to it by giving Notice as provided above of such change of address.

          5.   Governing Law.  The provisions of this Agreement shall be
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governed by and construed and enforced in accordance with the laws of the State of Oklahoma (excluding any conflicts-of-law rule or principle that might refer same to the laws of another jurisdiction).

          6.   Entire Agreement; Amendments and Waivers.  This Agreement
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and the Asset Purchase Agreement constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as set forth specifically herein or contemplated hereby. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. The failure of a party to exercise any right or remedy shall not be deemed or constitute a waiver of such right or remedy in the future. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

          7.   Binding Effect and Assignment.  This Agreement shall be binding
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upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns; but neither this Agreement nor any of the rights, benefits or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other party; provided, however, that it is agreed that (i) after or at the Closing, as collateral for the financing of the transaction contemplated by this Agreement, Teletouch may assign this Agreement and Teletouch's rights hereunder and under other documents entered into in

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connection herewith to financial institutions or their affiliates providing any such financing or any refinancing thereof, and provided that, upon foreclosure or sale in lieu of foreclosure or deed in lieu of foreclosure or deed of any of the assets of Teletouch to its affiliates of Teletouch's rights hereunder or under other documents entered into in connection herewith or a substantial portion thereof by or to any such financial institutions or their affiliates, the representations, warranties, obligations, covenants, agreements and indemnities of Fant herein and in such other documents will inure to the benefit of such financial institutions (or their affiliates) or any such purchaser or grantee; (ii) Fant and the Shareholder may assign the economic benefits, but not its, his or her obligations, under this Agreement; and (iii) Teletouch may assign its rights hereunder in whole to any party which acquires all of the former assets and business of Teletouch or in pertinent part to any party which acquires a portion of the former assets and business of Teletouch in any discrete area. Nothing in this Agreement, express or implied, is intended to confer upon any person or entity other than the parties hereto and their respective permitted successors and assigns, any rights, benefits or obligations hereunder.

          IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date first above written.

                                       TELETOUCH COMMUNICATIONS, INC.


                                       By:______________________________________
                                          Robert M. McMurrey
                                          Chairman and Chief Executive Officer



                                       DAVE FANT COMPANY



                                       By:______________________________________


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                                          David W. Fant
                                          President



                                       SHAREHOLDER


                                       _________________________________________
                                       Name:  David W.Fant

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